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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

               In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Mace Security International, Inc., and further agree that this Agreement shall be included as an exhibit to such joint filings.

               The undersigned further agree that each party hereto is responsible for timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one and the same agreement.


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               IN WITNESS WHEREOF, the undersigned, being duly authorized, hereby execute this Agreement as of the 30th day of November, 1999.

                                      MILLENNIA CAR WASH, LLC

                                      By: /s/ Russell B. Geyser
                                          -------------------------------------
                                          Russell B. Geyser
                                          President and Chief Executive Officer

                                      EXCEL LEGACY CORPORATION

                                      By: /s/ Richard B. Muir
                                          -------------------------------------
                                          Richard B. Muir
                                          Executive Vice President and Secretary

                                      G II VENTURES, LLC

                                      By: Russell B. Geyser I, LLC,
                                          its Managing Member

                                          By:  /s/ Russell B. Geyser
                                               --------------------------------
                                               Russell B. Geyser
                                               Managing Member

                                      RUSSELL B. GEYSER I, LLC

                                      By: /s/ Russell B. Geyser
                                          -------------------------------------
                                          Russell B. Geyser
                                          Managing Member

                                      OSCAR JOSEPH HOLDINGS, LLC

                                      By: /s/ William Gustafson
                                          -------------------------------------
                                          William Gustafson
                                          Managing Member

                                     /s/ Russell B. Geyser
                                     ------------------------------------------
                                         RUSSELL B. GEYSER

                                     /s/ William Gustafson
                                     ------------------------------------------
                                         WILLIAM GUSTAFSON